EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-80230, 333-32569, 333-57565, 333-99185, 333-62570, 333-174154, 333-225001, and in Post-Effective Amendments No. 1 to Registration Statement Nos. 333-99185, 333-62570, and 333-174154 all on Form S-8 and in Registration Statement Nos. 333-24637, 333-25637, 333-103119, 333-126046, 333-135195, 333-159372, 333-177864, 333-197939, 333-217996, 333-238249, 333-271865 and in Amendment No. 1 to Registration Statement No. 333-24637, Amendment No. 1 to Registration Statement No. 33-84536, Amendment No. 1 to Registration Statement No. 333-92959, and Amendment No. 1 to Registration Statement No. 333-123612 all on Form S-3 of our reports dated February 12, 2026, relating to the financial statements of Camden Property Trust and the effectiveness of Camden Property Trust's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 12, 2026